Exhibit 4.10

THIS AGREEMENT was made 31 October 2003

Between:

(1)                                  BUHRMANN SILVER S.A., a limited liability company incorporated in Luxembourg (registered number 75881) whose registered office is at 398 Route d’Esch L-1471 Luxembourg (the European Receivables Warehouse Company);

(2)                                  BÜHRMANN-UBBENS B.V., a limited liability company incorporated in The Netherlands (registered number 08000089) whose registered office is at Pollaan 1, 7202 BV Zutphen, PROOST EN BRANDT B.V., a limited liability company incorporated in The Netherlands (registered number 33002333) whose registered office is at Stammerkamp 1, 1112 VE Diemen, The Netherlands, each as an Originator under the Dutch Master Receivables Purchase Agreement (in such capacity, each a Dutch Originator); and

(3)                                  DEUTSCHE TRUSTEE COMPANY LIMITED, (formerly known as Bankers Trustee Company Limited), a limited liability company incorporated in England and Wales (registered number 338230) whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB (the Security Agent, which expression shall include such person and all other person or persons for the time being acting as the security agent or agents pursuant to the European Receivables Warehouse Company Security Documents and the European Receivables Warehouse Company Security Documents).

WHEREAS:

(A)          The European Receivables Warehouse Company wishes to re-sell and to assign, and the Selected Dutch Originators wish to re-purchase the Selected Dutch Receivables and Ancillary Rights relating thereto, on the terms and subject to the conditions set out in this Agreement.

(B)           The Security Agent is entering into this Agreement in order to receive the benefit of certain representations expressed in it and the European Receivables Warehouse Company’s favour hereunder but the Security Agent shall not assume or incur any liability whatsoever to (1)  the European Receivables Warehouse Company or (2) the Selected Dutch Originators by virtue of the provisions contained in this Agreement.

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1         (a)   Capitalised terms in this Agreement (including the Recitals) shall, except where the context otherwise requires and save where otherwise defined herein, bear the meanings ascribed to them in the Master Definitions and Framework

Deed (the Framework Deed) executed by, among others, each of the parties hereto on 27 September 2000 (as amended and restated on 28 September 2001, 18 July 2002 and 16 April 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to it)) and this Agreement shall be construed in accordance with the principles of construction set out therein.

(b)                                 This Agreement shall have expressly and specifically incorporated into it the provisions set out in the Framework Deed (hereafter referred to as the Provisions), as though the same were set out in full in this Agreement mutatis mutandis.  In the event of any conflict between the provisions of this Agreement and the Provisions, the Provisions shall prevail.

1.2           In addition the following expressions shall have the following meanings:

European Master Purchaser Dutch Offer to Re-sell means the offer which may be made by the Master Purchaser to sell and to assign all of its right, title, interest and benefit (present and future) in and to the Selected Dutch Receivables to the European Receivables Warehouse Company;

European Receivables Warehouse Company Dutch Offer to Re-sell means the offer which may be made by the European Receivables Warehouse Company to sell and to assign all of its right, title, interest and benefit (present and future) in and to the Selected Dutch Receivables to the Selected Dutch Originators;

Euro Re-purchase Price means the aggregate of

A + B    x D

C

for each Selected Dutch Receivable

A =                            the Face Value of each Subordinated Buhrmann European Note denominated in Euro and any Buhrmann European Note denominated in Euro (less an amount equal to the portion of each Subordinated Buhrmann European Note and the portion of each Buhrmann European Note that relates to the European Receivables originated by Buhrmann Office Products Nederland B.V.)

B =                              all European Master Purchaser Senior Expenses denominated in Euro due to be paid on or before the Redemption Date

C =                              the aggregate of the Face Amount of all the Selected Dutch Receivables

D =                             the Face Amount of a Selected Dutch Receivable;

Relevant European Re-assigned Receivables means the English Receivables and the Selected Dutch Receivables;

Redemption Date means 25 November 2003;

Re-purchase Price means the aggregate of the Sterling Re-purchase Price and the Euro Re-purchase Price;

Re-Sale Documents means the Master Deed of Release and Termination, the European Master Purchaser Sale and Purchase Agreement, the European Receivables Warehouse Company Sale and Purchase Agreement, the Re-Sale English Standard Terms and Conditions, the European Master Purchaser Re-Sale Warranty Deed, the European Receivables Warehouse Company Re-Sale Warranty Deed, the Dutch Master Receivables Re-Purchase Agreement, the Onward Dutch Receivables Re-Purchase Agreement, the Dutch Law Security Interest Termination Agreement, the German Law Security Interest Termination Agreement, the Dutch Bank Termination Agreement and the English Bank Termination Agreement;

Selected Dutch Originators means Bührmann-Ubbens B.V. and Proost en Brandt B.V;

Selected Dutch Receivables means the receivables originated by Bührmann-Ubbens B.V. and Proost en Brandt B.V.; and

Sterling Re-purchase Price means the aggregate of

A + B    x D

C

for each English Receivable

A =                            the Face Value of each Buhrmann European Note denominated in Sterling

B =                              all European Master Purchaser Senior Expenses denominated in Sterling due to be paid on or before the Redemption Date

C =                              the aggregate of the Face Amount of all the English Receivables

D =                             the Face Amount of an English Receivable; and

Termination Date means 31 October 2003.

2.             OFFER

The European Receivables Warehouse Company hereby notifies the Selected Dutch Originators that it intends on any Business Day to make an offer to re-sell and to assign (the European Receivables Warehouse Company Dutch Offer to Re-sell) to the Selected Dutch Originators all of its right, title, interest and benefit (present and future) in and to the Selected Dutch Receivables.  If the European Receivables Warehouse Company wishes to make a European Receivables Warehouse Company Dutch Offer to Re-sell to the Selected Dutch Originators then it will make such European Receivables Warehouse Company Dutch Offer to Re-sell by delivering to the Selected Dutch Originators an Invoices File containing details of the Selected Dutch Receivables in respect of which the European Receivables Warehouse Company Dutch Offer to Re-sell is being made, by no later than 5.00 p.m. (Central

European Time) on the Business Day following the Business Day on which such Invoices File was produced (and so that completed transmission of the data file comprising the relevant Invoices File in electronic form shall constitute delivery of the offer).

The effectiveness of a European Master Purchaser Dutch Offer to Re-sell to the European Receivables warehouse Company is subject to the condition that payment of the Euro Re-purchase Price in respect of any Selected Dutch Receivable will be made in accordance with Clause 5

The Selected Dutch Originators may accept any such offer to re-sell only in the manner specified in Clause 3.1.

3.             ACCEPTANCE

3.1           Acceptance:  Any European Receivables Warehouse Company Dutch Offer to Re-sell made by the European Receivables Warehouse Company in accordance with Clause 2 shall be irrevocable up to the end of the fourth Business Day following the Business Day on which the Invoices File delivered at the time the European Receivables Warehouse Company Dutch Offer to Re-sell was produced, after which time the European Receivables Warehouse Company Dutch Offer to Re-sell shall lapse.  Any such European Receivables Warehouse Company Dutch Offer to Re-sell may be accepted by the Selected Dutch Originators:

(a)                                  identifying (or procuring that the Master Servicer identifies) by the use of a “1” (indicating “yes”) designation in the column entitled “Bought Back Column” contained within each Invoices File (and which is held as a data file in the computer systems of the Selected Dutch Originators) the Selected Dutch Receivable subject to such European Receivables Warehouse Company Dutch Offer to Re-sell, as having been sold to Selected Dutch Originators; and

(b)                                 paying to the European Receivables Warehouse Company or procuring the payment to the European Receivables Warehouse Company for value on the Termination Date of the Euro Re-purchase Price in respect of the Selected Dutch Receivables subject to such European Receivables Warehouse Company Dutch Offer to Re-sell.

3.2           The payment of the Euro Re-purchase Price in respect of any Selected Dutch Receivable identified in the manner referred to in paragraph (a) above to the account as set out in Clause 5.3 shall constitute an unconditional and irrevocable acceptance of such European Receivables Warehouse Company Dutch Offer to Re-sell in respect of such Selected Dutch Receivable.

The European Receivables Warehouse Company Dutch Offer to Re-sell shall not be capable of acceptance in relation to any Selected Dutch Receivable in any other manner.

4.             CONSIDERATION

Consideration: The consideration payable by the Selected Dutch Originators to the European Receivables Warehouse Company in respect of the purchase of the benefit of the Selected Dutch Receivables shall (subject to the provisions below) be the Euro Re-purchase Price, which shall be payable in accordance with Clause 5.  The Euro Re-purchase Price shall be exclusive of any Taxes which the European Receivables Warehouse Company may be liable to account for in respect of the sale of Selected Dutch Receivables hereunder and accordingly the European Receivables Warehouse Company shall be entitled to add any amounts to the Euro Re-purchase Price in respect of any such Taxes.

5.             PAYMENT OF THE EURO RE-PURCHASE PRICE AND OTHER PAYMENTS

5.1           Euro Re-purchase Price: The Euro Re-purchase Price payable in respect of the Selected Dutch Receivables shall be payable by the Selected Dutch Originators to the European Receivables Warehouse Company, subject to and in accordance with Clause 7.3 of the European Receivables Warehouse Company Deed of Charge, on the Termination Date in respect of the Selected Dutch Receivable.

5.2           No Other Payments for Selected Dutch Receivables: The Selected Dutch Originators shall not be obliged to pay any sum to the European Receivables Warehouse Company in respect of the Euro Re-purchase Price of the Selected Dutch Receivables except as provided for in Clause 4 or this Clause 5.

5.3           Account for Payment:

(a)                                  An amount equal to the Euro Re-purchase Price will be paid into the European Master Purchaser Euro MTN Principal Reserve Account if the European Receivables Warehouse Company Dutch Offer to Re-Sell is accepted.

(b)                                 The parties hereto acknowledge that the effect of the payment to the European Master Purchaser by the Selected Dutch Originators of the Euro Re-purchase Price in accordance with this Clause 5.3 shall constitute an effective discharge of all obligations of the Selected Dutch Originators to pay the European Receivables Warehouse Company the Euro Re-purchase Price.  On such payment, the relevant Selected Dutch Receivables together with the benefit of all Ancillary Rights related thereto shall be assigned and transferred to the Selected Dutch Originators.

5.4           Pre-Completion Collections: The European Receivables Warehouse Company and the Selected Dutch Originators agree that in the event that any amounts are received from an Obligor in respect of any Selected Dutch Receivable between the date on which the Invoices File in respect thereof was delivered to the Selected Dutch Originators pursuant to Clause 2 and the Termination Date in respect thereof, such amounts will be for the account of the Selected Dutch Originators.

5.5           No Set-offs for Stamp Duty:  The Selected Dutch Originators shall not be entitled to off-set against the Euro Re-purchase Price or any part of it any stamp duty (or any other similar tax or duty on documents or the transfer of title to property) on any assignment of any Selected Dutch Receivable which has not been paid by the European Receivables Warehouse Company.

6.             COMPLETION

Title: Transfer of title to any Selected Dutch Receivables in respect of which the offer to purchase is accepted in accordance with Clause 3.1 shall take place on the date (the Termination Date) upon which European Receivables Warehouse Company Dutch Offer to Re-sell is accepted in accordance with Clause 3.1.  The European Receivables Warehouse Company Dutch Offer to Re-sell shall constitute at the same time an offer by the European Receivables Warehouse Company to assign the Selected Dutch Receivables so offered and the acceptance of such European Receivables Warehouse Company Dutch Offer to Re-sell by the Selected Dutch Originators shall at the same time constitute the acceptance of such offer to assign each of the Selected Dutch Receivables so offered.

7.             TAXATION

Value Added Tax and Sales Tax:

(a)                                  Any amounts stated in this Agreement to be payable, or payable in connection with this Agreement, by the European Receivables Warehouse Company are exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties and accordingly, to the extent that any such taxes arise in respect of such payments, the European Receivables Warehouse Company shall not pay any amount charged in respect of any such taxes or duties.

(b)                                 Any amounts stated in this Agreement to be payable, or payable in connection with this Agreement, by the European Receivables Warehouse Company to the Selected Dutch Originators are inclusive of value added tax, sales tax, purchase tax or other similar taxes or duties.

8.             REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1           On the Termination Date:

(i)             by entering into this Agreement, the European Receivables Warehouse Company hereby represents and warrants to the Selected Dutch Originators on the Termination Date in the terms set out in Part 1 and Part 2 of Schedule 1 with reference to the facts and circumstances then subsisting; and

(ii)          by entering into this Agreement, the Selected Dutch Originators hereby represent and warrant to the European Receivables Warehouse Company on the Termination Date that none of the Selected Dutch Originators has agreed, or will agree, to grant the European Receivables Warehouse Company a preference over other creditors.

8.2           Reliance:  The European Receivables Warehouse Company acknowledges that:

(a)                                  the representations and warranties set out in Schedule 1 are made with a view to inducing the Selected Dutch Originators to enter into the Re-Sale Documents and the transactions contemplated hereby and thereby and have caused and will cause the Selected Dutch Originators to take other actions in relation to such Re-Sale Documents and transactions contemplated hereby and that the Selected Dutch Originators will rely upon such representations, warranties, covenants and undertakings notwithstanding any information in fact possessed or discoverable by or otherwise disclosed to any of them;

(b)                                 the Selected Dutch Originators have not made nor will it make inquiries of or in respect of (i)  any person which owes any payment or other obligation to the European Receivables Warehouse Company in respect of the Selected Dutch Receivables; (ii)  the sums receivable under or stated to be receivable in respect of any Selected Dutch Receivable; (iii)  the terms of any contract, guarantee, indemnity, letter of credit, bill of exchange or any other agreement or arrangement relating to a Selected Dutch Receivable; (iv)  any compensation, guarantee or insurance scheme or policy which may be relevant to a Selected Dutch Receivable; or (v)  the creditworthiness or suitability of any Obligor, or any other party to any arrangement or agreement relating to a Selected Dutch Receivable; and

(c)                                  although the Selected Dutch Originators and certain other entities have seen copies of and may have conducted checks or analysis of the contracts from which the Selected Dutch Receivables derive and may have made and/or may in the future make enquiries of the type mentioned in Clause 8.2(b), that fact shall not in any way limit or affect the European Receivables Warehouse Company’s obligations under the representations and warranties contained in Schedule 1.

9.             TRANSACTION DOCUMENT

With effect from the Termination Date, the parties agree that this Agreement will constitute a Transaction Document.

10.          PROTECTION OF EUROPEAN RECEIVABLES WAREHOUSE COMPANY; FURTHER ASSURANCE

10.1         Subordination of European Receivables Warehouse Company’s Rights:  Notwithstanding any other provision of this Agreement, or the winding-up of the European Receivables Warehouse Company or the Selected Dutch Originators until one year and one day has elapsed following the later of (a) the payment of all sums outstanding and owing in respect of the European Receivables Warehouse Company Secured Obligations and (b) the payment of all sums outstanding and owing in respect of the European Receivables Warehouse Company Secured Obligations, the Selected Dutch Originators shall not take any proceedings against the European Receivables Warehouse Company to enforce any of its rights hereunder or purport to enforce its rights hereunder whether by exercising any set-off, or making any withholding or deduction against any amounts otherwise due to the Selected Dutch Originators under this Agreement or any of the Re-Sale Documents or otherwise.

10.2         Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of Germany.

10.3         Jurisdiction: Each of the parties hereto irrevocably agrees that the competent courts of The Netherlands shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.  Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of Amsterdam being nominated as the appropriate forum and agrees not to claim that any such court is not a convenient or appropriate forum.

SCHEDULE 1

Part 1
Representations and Warranties relating to the European Receivables Warehouse Company

(a)           Status:  it is duly incorporated with limited liability and validly existing under the laws of The Netherlands;

(b)           Powers and Authorisations:  the documents which contain or establish its constitution include provisions which give power, and all necessary corporate authority has been obtained and action taken, for it to own its assets, carry on its business and operations as they are now being conducted and to sign and deliver, and perform the transactions contemplated in the Re-Sale Documents to which it is a party;

(c)           Legal Validity/Pari Passu Ranking:  its obligations under the Re-Sale Documents constitute, or when executed by it will constitute, its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  Its obligations thereunder are and will be direct, unconditional and general obligations which rank equally with all its other unsecured obligations and liabilities, present or future, actual or contingent, save for unsecured obligations and liabilities accorded preference over its other unsecured obligations and liabilities pursuant to any provision of the laws of The Netherlands;

(d)           Non-Violation:  the execution, signing and delivery of the Re-Sale Documents to which it is a party and the performance of any of the transactions contemplated in any of them do not and will not contravene or breach or constitute a default under or conflict or be inconsistent with or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in:

(i)       any law, statute, decree, rule or regulation to which it or any of its assets or revenues is subject or of any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative, or governmental authority or organisation which applies to it or any of its assets or revenues; or

(ii)      any agreement, indenture, mortgage, deed of trust, bond, or any other document, instrument or obligation to which it is a party or by which any of its assets or revenues is bound or affected; or

(iii)     any document which contains or establishes its constitution;

(e)           Consents:  no authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is required to ensure (i) the creation, validity, legality, enforceability or priority of its liabilities and obligations or of the rights of the Selected Dutch Originators or the Security Agent against it under the Re-Sale Documents or (ii) the effective sale, substitution and transfer of Selected Dutch Receivables to the Selected Dutch Originators subject to and in accordance with this Agreement;

(f)            Solvency:  it is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any sale of the Selected Dutch Receivables under this Agreement or any other obligation or transaction contemplated in the Re-Sale Documents;

(g)           Insolvency Procedures:  no corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings have been commenced or are threatened or are pending for (i) its winding-up, liquidation, dissolution, administration or reorganisation; or (ii) it to enter into any composition or arrangement with its creditors; or (iii) the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.  No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction; and

(h)           Licences: it has all necessary licences, consents and authorisations for carrying on its business.

(i)            Preference: it is not aware that a petition for a Selected Dutch Originator’s bankruptcy has been filed and it is not aware that it is granted a preference over other creditors of the Selected Dutch Originators.

SCHEDULE 1

Part 2
Representations and Warranties relating to the Selected Dutch Receivables

(a)           Ownership of Selected Dutch Receivables: it is immediately prior to the Termination Date the sole legal and beneficial owner of Selected Dutch Receivables and is entitled to sell and assign and is selling and assigning them to the Selected Dutch Originators free from any Encumbrance;

(b)           Transfer and Good Title:  in relation to each Selected Dutch Receivable, the information set out in each Invoices File and Counterparty File and the particulars of each Selected Dutch Receivable set out in any other information and statements of any kind supplied or to be supplied to the European Receivables Warehouse Company as evidence of or relating to a Selected Dutch Receivable are true, accurate, correct, complete and not misleading; and

(c)           Arms length:  each sale and assignment of the Selected Dutch Receivables in accordance with this Agreement has been made by the European Receivables Warehouse Company on arm’s length terms.

EXECUTION PAGES

Signed by the duly authorised representatives of the parties.

SIGNED by KEES BANGMA	)
for and on behalf of	)
BUHRMANN SILVER S.A.	)

SIGNED by KEES BANGMA	)
for and on behalf of	)
BÜHRMANN-UBBENS B.V.	)

SIGNED by KEES BANGMA	)
for and on behalf of	)
PROOST EN BRANDT	)

SIGNED by	)
and	)
for and on behalf of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED	)

For the purposes of Article 63, sub-paragraph 2 of Council Regulation (EC) No. 44/2001 of 22 December 2000 on Jurisdiction and the Recognition and Enforcement of Judgements in Civil and Commercial Matters, the undersigned hereby expressly and specifically accept the jurisdiction of the competent courts of The Netherlands.

Buhrmann Silver S.A.

By:

CONTENTS

Clause

1.	DEFINITIONS AND INTERPRETATION

2.	OFFER

3.	ACCEPTANCE

4.	CONSIDERATION

5.	PAYMENT OF THE EURO RE-PURCHASE PRICE AND OTHER PAYMENTS

6.	COMPLETION

7.	TAXATION

8.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

9.	TRANSACTION DOCUMENT

10.	PROTECTION OF EUROPEAN RECEIVABLES WAREHOUSE COMPANY; FURTHER ASSURANCE

SCHEDULE 1

PART 1 REPRESENTATIONS AND WARRANTIES RELATING TO THE EUROPEAN RECEIVABLES WAREHOUSE COMPANY

SCHEDULE 1

PART 2 REPRESENTATIONS AND WARRANTIES RELATING TO THE SELECTED DUTCH RECEIVABLES

1

Execution Copy

31 October 2003

BUHRMANN SILVER S.A.
(as European Receivables Warehouse Company)

BÜHRMANN-UBBENS B.V.
PROOST EN BRANDT
(as Selected Dutch Originators)

DEUTSCHE TRUSTEE COMPANY LIMITED
(as Security Agent)

ONWARD DUTCH RECEIVABLES
RE-PURCHASE AGREEMENT